UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 24, 2005

PULTE HOMES, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304
(Address of principal executive offices)                          (Zip Code)

Registrant’s telephone number, including area code    (248) 647-2750

(Former name or former address, if changed since last report)

Item 7.01. REGULATION FD DISCLOSURE

     On February 24, 2005, Pulte Homes, Inc. held an investor conference to discuss the Company’s business opportunities. The Company also issued a press release commenting on its long-term operating and financial goals, attached as Exhibit 99.1 hereto. Presentation materials, which were presented as a live webcast and distributed at the conference, are available until March 31, 2005 on the Company’s website and are attached as Exhibit 99.2 hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.

Date:	By:	/s/ David M. Sherbin
March 1, 2005		Name: David M. Sherbin
Title: Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated February 24, 2005

99.2	Pulte Homes, Inc. 2005 Investor Conference presentation materials